Exhibit 99.1

MARCUS, Iowa, January 18, 2007 — On January 16, 2007 the Board of Directors of Little Sioux Corn Processors, LLC, acting as general partner of LSCP, LLLP, approved a cash distribution of $14,718,019 to LSCP, LLLP partners of record as of January 16, 2007.  As a holder of 60.1539% of the units of LSCP, LLLP, Little Sioux Corn Processors, LLC will receive a cash distribution of $8,853,462.43.  On January 16, 2007, the Board of Directors of Little Sioux Corn Processors, LLC approved a cash distribution of $800.00 per membership unit or a total of $8,752,800 to its unit holders of record as of January 16, 2007.  Little Sioux Corn Processors, LLC expects that checks will be distributed to eligible members after February 7, 2007.